UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2005

GRAMERCY CAPITAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND

(State or Other Jurisdiction of Incorporation)

001-32248	06-1722127
Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Gramercy Capital Corp. 2005 Outperformance Plan

On June 15, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Gramercy Capital Corp. (the “Company”) approved the Gramercy Capital Corp. 2005 Outperformance Plan (the “2005 Outperformance Plan” or the “Plan”), a long-term incentive compensation program.  On the same day, the Compensation Committee made long-term performance awards under the Plan to senior officers of the Company, the majority of which will be granted to the Company’s named executive officers.  The purpose of the 2005 Outperformance Plan is to further align the interests of the Company’s shareholders and management by encouraging the Company’s senior officers to “outperform” and to create shareholder value in excess of industry expectations in a “pay for performance” structure.

Under the 2005 Outperformance Plan, a “performance pool” will be established in June, 2008 if the Company’s total return to shareholders for the period from June 1, 2005 – May 31, 2008 exceeds a cumulative total return to shareholders of 30%.  The size of the pool would be 10% of the outperformance amount in excess of the 30% benchmark subject to a maximum limit based on such outperformance equal to the greater of 4% of the Company’s outstanding shares or $18.6 million.  In the event the potential outperformance pool reaches the maximum dilution cap before May 31, 2008 and remains at that level or higher for 30 consecutive days, the performance period will end early and the pool will be formed at such earlier date.

Each officer’s award under the Plan is designated as a specified percentage of the aggregate performance award pool.  Assuming that the 30% benchmark is achieved, the pool will be allocated among the Company’s senior officers in accordance with the percentage specified in each officer’s Participation Agreement.  Individual awards under the 2005 Outperformance Plan will be made in the form of partnership units (“LTIP Units”), under the Company’s 2004 Equity Incentive Plan (or successor plan), that are convertible into shares of the Company’s common stock.  The Plan provides that if the pool is established, each officer will also be entitled to the dividends that would have been paid by the Company had the LTIP Units been issued on the date the Plan was approved.  Those dividends will be paid by the issuance of additional LTIP Units.  Thereafter, dividends will be paid on the outstanding LTIP Units, whether or not vested.

Once granted, LTIP Units will be subject to further time-based vesting, subject to the participant’s continued employment with the Company.

In the event of a change in control of the Company prior to the establishment of the pool, the performance period will be shortened to end on a date immediately prior to such event and the cumulative shareholder return benchmark will be adjusted on a pro rata basis.  The pool will be formed as described above if the adjusted benchmark target is achieved and fully vested awards will be issued.

All determinations, interpretations and assumptions relating to the vesting and calculation of the performance awards will be made by the Compensation Committee.

A copy of a form of the Participation Agreement for the grants to the Company’s named executive officers is filed as Exhibit 10.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibits

10.1	Form of Participation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAMERCY CAPITAL CORP.

Dated: June 21, 2005	By:	/s/ Robert R. Foley
Robert R. Foley
Title: Chief Financial Officer

EXHIBIT INDEX

The following designated exhibits are filed herewith:

Exhibit Number	Description of Exhibits
10.1	Form of Participation Agreement